Exhibit 10.56

111 Eighth Avenue 7th Floor New York, NY 10011 212.624.3700

As of March 25, 2015

David Schlanger

c/o WebMD Health Corp.

111 Eighth Avenue

New York, NY 10011-5201

Dear David:

Reference is made to the grant of (i) a nonqualified option to purchase 80,000 shares of WebMD Health Corp.’s (the “Company”) Common Stock made to you on March 25, 2015 (the “2015 Option”) as evidenced by the Option Agreement dated March 25, 2015 (the “Option Agreement”) and (ii) 40,000 shares of the Company’s restricted Common Stock made to you on the same date (the “2015 Restricted Stock Grant” and collectively with the 2015 Option, the “2015 Grants”) and evidenced by a Restricted Stock Agreement dated March 25, 2015 (the “Restricted Stock Agreement”).

1.	Impact of Certain Terminations following a Change of Control. Notwithstanding anything to the contrary contained in the Option Agreement or the Restricted Stock Agreement, in the event of the termination of your employment by the Company without Cause or by you for Good Reason (as such terms are defined in your Employment Agreement with the Company dated May 7, 2013, as amended, (the “Employment Agreement”)), in either case following a Change of Control of the Company (as defined in the Company’s Amended and Restated 2005 Long-Term Incentive Plan):

(a)	the 2015 Option, to the extent unvested, shall be deemed vested on the date of termination and shall remain outstanding as if you remained in the employ of the Company through the expiration of the originally scheduled term of the 2015 Option; and

(b)	the 2015 Restricted Stock Grant, to the extent unvested, shall be deemed vested on the date of termination.

The acceleration of vesting of the 2015 Grants and the continued exercisability of the 2015 Option are expressly conditioned on (i) a release of claims (as described in the Employment Agreement) being executed by you and becoming effective and (ii) your continued compliance with the restrictive covenant agreements you have signed in connection with your employment.

2.	Effect on Agreements. Except as set forth herein, the Option Agreement and the Restricted Stock Agreement remain in full force and effect.

Sincerely,

WEBMD HEALTH CORP

By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

Agreed to:

/s/ David Schlanger
David Schlanger

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